[HIRSCH INTERNATIONAL CORP. LETTERHEAD]




                                                  July 25, 2006


MHM SIEBDRUCKMASCHINEN GMBH
Muhlgraben 43a
A-6343 Erl
Austria

                         Re:   Guaranty of Collection

Gentlemen:

     Reference is made to that certain Distribution Agreement (the "Distribution Agreement") dated as of July 8, 2006 by and between MHM SIEBDRUCKMASCHINEN GMBH ("MHM") and HIRSCH DISTRIBUTION, INC. ("Distributor"). Pursuant to Section 9(b) of the Distribution Agreement, Distributor may become obligated, from time to time, to pay MHM for Products (as defined in the Distribution Agreement) ordered from MHM. As additional consideration given to MHM for the execution of the
Distribution Agreement and the transactions set forth therein, Hirsch International Corp. (the "Company") hereby agrees to guaranty the full and prompt payment of all of Distributor's obligations to pay for Products pursuant to Section 9(b) of the Distribution Agreement upon the Distributor's failure to make timely payment of its obligations thereunder. The Company agrees to pay on demand all sums due or to become due to MHM from Distributor pursuant to Section 9(b) by reason of Distributor's failure to make timely payment under the terms of the Distribution Agreement.


                                                Very truly yours,


                                                /s/ Paul Gallagher
                                                ------------------
                                                Paul Gallagher
                                                Chief Executor Officer